Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports First Quarter 2008 Financial Results

ANAHEIM, Calif.,–(BUSINESS WIRE)–May 8, 2008–Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), announces financial results for its first quarter ended March 28, 2008.

For the first quarter of 2008, Willdan reported total contract revenue of $17.8 million and net income of $0.1 million, or $0.02 per basic and diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While revenue in our first quarter was down, we generated positive cash flow from operations and contained our costs.  I’m confident that the operational changes we made last year to improve productivity and position Willdan to win new and different kinds of work will translate into growth and improved performance in 2008.  In spite of difficult economic conditions, our outlook for 2008 remains unchanged.”

First Quarter 2008 Results

For the first quarter of fiscal 2008, revenue was $17.8 million, down $1.5 million, or 7.7%, from revenue of $19.3 million for the comparable period last year.  On a sequential basis, revenue was down $0.9 million, or 4.8% from the fourth quarter of 2007.  Income from operations was slightly greater than break-even at $43,000 for the first quarter of fiscal 2008, up $1.1 million from a loss from operations of $1.1 million for the comparable period last year.  On a sequential basis, income from operations was down $0.2 million, or 84.9% over the fourth quarter of 2007.

Net income was $0.1 million for the first quarter of fiscal 2008, up $0.4 million from the comparable period last year and down $0.2 million, or 59.0%, on a sequential basis.

Basic and diluted earnings per share for the first quarter of fiscal 2008 were $0.02 as compared to basic and diluted loss per share of $0.03 for the comparable period last year.

Willdan generated cash flow from operations of $1.0 million in the first quarter of fiscal year 2008 and its balance sheet at March 28, 2008 reflected cash, cash equivalents and liquid investments of $17.4 million, working capital of $30.6 million and stockholders’ equity of $35.9 million.

	Three Months Ended
In thousands (except EPS data)	Mar. 28, 2008	Mar. 30, 2007
Revenue	$17,776	$19,268

Income (loss) from operations	43	(1,077)
Interest expense reversal, net	20	574
Interest income and other, net	148	180
Income tax expense (benefit)	95	(73)
Net income	$116	$(250)

Basic and diluted earnings (loss) per share	$0.02	$(0.03)

Weighted average shares outstanding:
Basic and diluted	7,155	7,148

Outlook

The following statement is based on current expectations.  This statement is forward-looking and actual results could differ materially from current expectations.  This outlook should be read in conjunction with the information on forward-looking statements at the end of this press release.

Willdan continues to expect to report revenue between $80 and $83 million for fiscal year 2008.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on May 8, 2008 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss Willdan’s financial results and business developments.

Interested parties may access the conference call by dialing 800-218-0713 (303-262-2211 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 22, 2008, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11113786#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 28, 2007 filed on March 27, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel:  714-940-6329

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon
Tel: 310-277-4907

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 28, 2008	December 28, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,095,000	$15,511,000
Liquid investments	4,265,000	1,300,000
Cash, cash equivalents and liquid investments	17,360,000	16,811,000

Accounts receivable, net of allowance for doubtful accounts of $424,000 and $372,000 at March 28, 2008 and December 28, 2007, respectively	12,988,000	15,090,000
Costs and estimated earnings in excess of billings on uncompleted contracts	8,303,000	7,336,000
Other receivables	121,000	157,000
Prepaid expenses and other current assets	1,717,000	2,067,000
Total current assets	40,489,000	41,461,000

Equipment and leasehold improvements, net	3,121,000	3,354,000
Goodwill	2,911,000	2,911,000
Other assets	500,000	500,000
Total assets	$47,021,000	$48,226,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$838,000	$633,000
Accounts payable	1,553,000	1,136,000
Accrued liabilities	3,953,000	5,314,000
Billings in excess of costs and estimated earnings on uncompleted contracts	706,000	941,000
Notes payable	653,000	1,088,000
Current portion of capital lease obligations	178,000	176,000
Current portion of deferred income taxes	2,002,000	2,002,000
Total current liabilities	9,883,000	11,290,000

Capital lease obligations, less current portion	238,000	283,000
Deferred lease obligations	603,000	606,000
Deferred income taxes, net of current portion	395,000	395,000
Total liabilities	11,119,000	12,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,156,000 and 7,150,000 shares issued and outstanding at March 28, 2008 and December 28, 2007, respectively	71,000	71,000
Additional paid-in capital	32,930,000	32,796,000
Retained earnings	2,901,000	2,785,000
Total stockholders’ equity	35,902,000	35,652,000
Total liabilities and stockholders’ equity	$47,021,000	$48,226,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007

Contract revenue	$17,776,000	$19,268,000

Direct costs of contract revenue:
Salaries and wages	5,544,000	6,484,000
Production expenses	315,000	344,000
Subconsultant services	1,275,000	1,059,000
Total direct costs of contract revenue	7,134,000	7,887,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,442,000	7,371,000
Facilities	1,148,000	1,102,000
Stock-based compensation	93,000	16,000
Depreciation and amortization	394,000	447,000
Other	2,522,000	3,522,000
Total general and administrative expenses	10,599,000	12,458,000
Income (loss) from operations	43,000	(1,077,000)

Other income (expense):
Interest expense reversal, net	20,000	574,000
Interest income and other, net	148,000	180,000
Total other income	168,000	754,000
Income (loss) before income tax expense	211,000	(323,000)

Income tax expense (benefit)	95,000	(73,000)
Net income (loss)	$116,000	$(250,000)

Earnings (loss) per share:
Basic and diluted	$0.02	$(0.03)

Weighted-average shares outstanding:
Basic and diluted	7,155,000	7,148,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
Cash flows from operating activities:
Net income (loss)	$116,000	$(250,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	394,000	447,000
Loss on sale of equipment	39,000	9,000
Allowance for doubtful accounts	52,000	35,000
Stock-based compensation	93,000	16,000
Changes in operating assets and liabilities:
Accounts receivable	2,050,000	198,000
Costs and estimated earnings in excess of billing on uncompleted contracts	(967,000)	(519,000)
Other receivables	36,000	3,276,000
Prepaid expenses and other current assets	350,000	110,000
Other assets	(7,000)	10,000
Accounts payable	417,000	69,000
Accrued liabilities	(1,361,000)	(9,450,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(235,000)	(65,000)
Deferred lease obligations	(3,000)	(7,000)
Net cash provided by (used in) operating activities	974,000	(6,121,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(193,000)	(356,000)
Proceeds from sale of equipment	—	27,000
Purchase of liquid investments	(7,100,000)	—
Proceeds from sale of liquid investments	4,135,000	—
Net cash used in investing activities	(3,158,000)	(329 ,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	205,000	473,000
Payments on notes payable	(435 ,000)	(344,000)
Principal payments on capital leases	(43,000)	(45,000)
Proceeds from sales of common stock under employee stock purchase plan	41,000	—
Distributions to holders of redeemable common stock	—	(3,150,000)
Payment of offering costs	—	(11,000)
Net cash used in financing activities	(232,000)	(3,077,000)
Net decrease in cash and cash equivalents	(2,416,000)	(9,527,000)
Cash and cash equivalents at beginning of the period	15,511,000	20,633,000
Cash and cash equivalents at end of the period	$13,095,000	$11,106,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$27,000	$31,000
Income taxes	385,000	378,000

Supplemental disclosure of noncash investing and financing activities:
Equipment acquired under capital leases	$—	$1,000

Use of Non-GAAP Financial Measures: Adjusted EBITDA

Adjusted EBITDA is a supplemental measure used by our management to measure our operating performance. We define Adjusted EBITDA as net income plus net interest expense, income tax expense (benefit), depreciation and amortization and loss (gain) on sales of assets.  Our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as operating income and net income.  We believe Adjusted EBITDA enables management to separate non-recurring income and expense items from our results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  We use Adjusted EBITDA to evaluate our performance for, among other things, budgeting, forecasting and incentive compensation purposes.  We also believe Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from our operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of our results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

For the three months ended March 28, 2008, Adjusted EBITDA was $0.5 million as compared to $(0.6) million for the comparable period last year.

The following is a reconciliation of net income to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 28, 2008	March 30, 2007

Net income (loss)	$116	$(250)
Interest income	(148)	(180)
Interest expense reversal	(20)	(574)
Income tax expense (benefit)	95	(73)
Depreciation and amortization	394	447
Loss on sale of assets	39	9
Adjusted EBITDA	$476	$(621)